UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                  October 21, 2005

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

In June 2005, the Company (as “Seller”) entered into a Purchase and Sale agreement with GC Financial Services, Inc. (as “Purchaser”) with offices in Houston, Texas, which provides in pertinent part:

“Purchase and Sale

(a) From time to time Seller will agree to sell and Purchaser will agree to purchase Receivables due or to become due from Seller’s U.S. Government customers (which shall be referred to herein as “Agency or Agencies”) to Seller under identified contract(s) pursuant to the terms of this Agreement.  Each such sale shall be evidenced by an addendum in the form of Exhibit “A” (each a “Contract Purchase Addendum”), setting forth the name and address of the Agencies, contract number, and any other information deemed necessary by the Purchaser to identify the Receivables.  Each contract for which all Receivables are acquired hereunder is also referred to in this Agreement as a “Contract.”  The only Contracts subject to this Agreement are those identified in Contract Purchase Addendums that the parties will execute from time to time.  Upon execution of a Contract Purchase Addendum by Seller and Purchaser, all Contracts and Receivables identified therein shall become subject to the terms of this agreement, and all representations and warranties set forth herein shall be deemed to be restated by Seller and applicable to such Contracts and Receivables.  Seller shall further provide executed copies of such additional documents as Purchaser may reasonably require in order to complete any transaction described herein.

(b) Notwithstanding the provisions of Section 2(a) above, the Seller shall sell and the Purchaser shall purchase all Receivables up to the close of the first two delivery orders, in an amount “Not to Exceed” $63,000,000, under contract M67854-05-D-5091 (the “Minimum Amount”). In addition, if the Seller has not repaid in full the Bridge Facility of even date herewith between the Seller and the Purchaser (the “Bridge Facility”), prior to selling the Purchaser the Minimum Amount of Receivables hereunder, the Seller shall be obligated to sell to the Purchaser each month Receivables with a face amount equal to at least three times the remaining outstanding obligations of the Seller under the Bridge Facility (determined based upon the highest amount outstanding thereunder at any time during such month) until the Bridge Facility is repaid in full.

(c) Seller hereby agrees to sell, transfer and assign to Purchaser, its successors and assigns, all of Seller’s right, title and interest to all books and records evidencing or relating to each Contract and the Receivables thereunder; all deposits, or other security for the obligation of any person under or related to each Contract and the Receivables thereunder; all goods which continue to be owed by Seller, related to or which by sales have resulted in, each Contract, including goods returned by the Agency; all rights of stoppage in transit, replevin, repossession, and reclamation and all other rights of action of an unpaid vendor or lien and all proceeds in any form of each contract, including, without limitation, monies (whether in deposit accounts or elsewhere), checks, notes, drafts, and other instruments for the payment of money.

(d ) The Purchase price for the Receivables acquired under each Contract shall be  98.10% of the amount due under such Contract and shall be evidenced in Exhibit “A” under the Terms of Sale in the Assignment of Claims against the United States Government.

(e) This Agreement represents an agreement for the absolute purchase of Receivables, and is in no way intended by the parties to be a loan or any type of agreement other than a purchase.”

On October 21, 2005 the parties agreed that “GC Financial Services shall have no obligation to purchase any Receivables from [the Company] from and after the date hereof under the terms of that certain Purchase and Sale Agreement dated June 2005 unless and until GC Financial Services shall, in its discretion, determine otherwise.”

This  report  may  contain  forward-looking  statements  that  involve risks and uncertainties, including, without limitation, statements  concerning  our  business  and possible or assumed future results of operations.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the  forward-looking  statements  for  many  reasons  including:  our ability to continue  as  a  going  concern,  adverse  economic changes affecting markets we serve;  competition  in  our  markets  and industry segments; our timing and the profitability  of  entering  new  markets; greater than expected costs, customer acceptance  of  our  products  or difficulties related to our integration of the businesses  we may acquire; and other risks and uncertainties as may be detailed from  time  to  time  in  our  public announcements and SEC filings. Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels  of  activity,  performance  or achievements may not meet these expectations.  We do not intend to update any of the  forward-looking statements after the date of this document to conform these statements  to  actual  results  or  to  changes  in our expectations, except as required  by  law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date:	October 27, 2005

		By:	/s/ Gordon McGilton
Gordon McGilton
Chief Executive Officer